      As filed with the Securities and Exchange Commission on June 10, 1996
                                                      Registration No. _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           ROCKFORD INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          California                                             33-0075112
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                       1851 East First Street, Suite 600
                          Santa Ana, California  92705
                    (Address of principal executive offices)

                             1995 STOCK OPTION PLAN
                                       OF
                           ROCKFORD INDUSTRIES, INC.
                            (Full title of the plan)

                                 Gerry J. Ricco
                            Chief Executive Officer
                           Rockford Industries, Inc.
                       1851 East First Street, Suite 600
                          Santa Ana, California 92705
                    (Name and address of agent for service)

                                 (714) 547-7166
         (Telephone number, including area code, of agent for service)

                                ---------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                      Proposed
                                                    Proposed           maximum
                                   Amount           maximum           aggregate         Amount of
 Title of securities                to be        offering price       offering         registration
 to be registered                registered       per share(1)        price(1)            fee(1)
- ---------------------------------------------------------------------------------------------------
 Common Stock, no par value        350,000           $12.97          $4,540,375           $1,566
===================================================================================================

 (1) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee, were calculated based on an average price of $12.97, which is comprised of (i) an average exercise price of $7.83 for the 156,361 shares of Common Stock subject to awards previously granted under the Plan and (ii) the average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System - National Market System for June 4, 1996 for the 193,639 shares of Common Stock subject to awards remaining to be granted under the Plan.

================================================================================

                    The Exhibit Index is located on page 7.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*





_______________________

* The documents containing the information specified in Part I of Form S-8 (Plan Information and Registrant Information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents of Rockford Industries, Inc. (the "Company") filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

              (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1995;

              (b) Quarterly Report on Form 10-Q for the quarter ending March 31, 1996; and

              (c) The description of the Company's Common Stock incorporated by reference in its registration statement filed under
     Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

              In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or any portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

              The Company's Common Stock, no par value per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              As allowed by the California General Corporation Law, the Company's Restated Articles of Incorporation provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its shareholders except for liability: (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
(2) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director; (3) for any transaction from which a director derived an improper personal benefit; (4) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (5) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders; (6) with respect to certain transactions, or the approval of transactions in which a director has a material financial interest; and (7) expressly imposed by a statute, for approval of certain improper distributions to shareholders or certain loans or guarantees. These provisions do not limit liability of an officer for any act or omission which occurred prior to May 9, 1995, the effective date of the Company's Restated Articles of Incorporation including such provision, and it does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his actions, if negligent or improper, have been ratified by the Board of Directors. Further, the provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying the provision have not yet been interpreted to any significant extent by the California courts, the provision may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

              Paragraph Six of the Company's Restated Articles of Incorporation provides that the Company shall indemnify its directors to the fullest extent permitted by the California General Corporation Law. Article VII of the Company's amended and restated Bylaws provides that the Company shall indemnify directors and officers of the Company to the fullest extent permitted by the California General Corporation Law. The Company's amended and restated Bylaws also permit the Company to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the foregoing provision of the Bylaws.

              The Company maintains directors and officers liability insurance policies with Tamarack Insurance Company and Admiral Insurance Company. The policies insure the directors and officers of the Company against loss arising from certain claim or claims made against such directors or officers by reason of certain wrongful acts. The policies provide a combined limit of liability of $5,000,000 per year for both directors' and officers' liability coverage at an annual premium of approximately $167,840.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.   EXHIBITS.

              See attached Index to Exhibits.

ITEM 9.   UNDERTAKINGS.

              (a)     The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                               (i)     To include any prospectus required by
                                       Section 10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this
                                       Registration Statement or any material
                                       change to such information in this
                                       Registration Statement;

              provided, however, that the undertakings set forth in paragraphs
              (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 6th day of June, 1996.

                                   ROCKFORD INDUSTRIES, INC.


                                   By: /s/ Gerry J. Ricco
                                       -------------------------------------
                                       Gerry J. Ricco
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

              Each person whose signature appears below hereby authorizes and appoints Gerry J. Ricco and Larry E. Davis his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                               Title                         Date
             ---------                               -----                         ----
 /s/ Gerry J. Ricco                  President, Chief Executive Officer and    June 6, 1996
 --------------------------------    Director (Principal Executive Officer)
     Gerry J. Ricco

 /s/ Brian Seigel                    Executive Vice President and Director     June 6, 1996
 --------------------------------
     Brian Seigel

 /s/ Larry Hartmann                  Executive Vice President and Director     June 6, 1996
 --------------------------------
     Larry Hartmann

 /s/ Larry E. Davis                  Senior Vice President and Chief           June 6, 1996
 --------------------------------    Financial Officer (Principal Financial
     Larry E. Davis                  and Accounting Officer)

 /s/ Floyd S. Robinson               Director                                  June 6, 1996
 --------------------------------
     Floyd S. Robinson

 /s/ Robert S. Vaters                Director                                  June 6, 1996
 --------------------------------
     Robert S. Vaters

                               INDEX TO EXHIBITS

                                                                             Sequential
Exhibit                                                                         Page
Number                         Description of Document                         Number
- -------                        -----------------------                       ----------
 5            Opinion of O'Melveny & Myers  . . . . . . . . . . . . . . .         8

10.1          1995 Stock Option Plan of Rockford Industries, Inc., filed as Exhibit 10.9 to the Company's Registration Statement on
              Form S-1 (No. 33-92756), filed on July 19, 1995, and
              incorporated herein by this reference . . . . . . . . . . .         *

23.1          Consent of Counsel (contained in its opinion filed as
              Exhibit 5)  . . . . . . . . . . . . . . . . . . . . . . . .         8

23.2          Consent of Deloitte & Touche LLP. . . . . . . . . . . . . .         9

24            Power of attorney (included in this Registration Statement
              under "Signatures") . . . . . . . . . . . . . . . . . . . .         6





______________________

*  Previously filed